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                                  Exhibit 3(d)


                          AMENDED AND RESTATED ARTICLES
                            OF RURBAN FINANCIAL CORP.


         FIRST: The name of the corporation shall be Rurban Financial Corp.

         SECOND: The place in Ohio where the principal office of the corporation is to be located is the city of Defiance, Defiance County.

         THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

         FOURTH: The total authorized number of shares of the corporation shall be 10,000,000, all of which shall be common shares, each without par value.

         FIFTH: The number of directors of the corporation shall be fixed from time to time by its Regulations and may be increased or decreased as therein provided, but the number of directors shall in no event be fixed at less than nine (9). The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as the then fixed number of directors permits, with the term of office of one class expiring each year. The election of each class of directors shall be a separate election. At the first election of directors following the adoption of these articles at a meeting of shareholders, directors of Class I shall be elected to hold office for a term expiring at the next annual meeting, directors of Class II shall be elected to hold office for a term expiring at the annual meeting two years after the next annual meeting. At the next annual meeting of shareholders and at each annual meeting of shareholders thereafter, the successors to that class of directors whose term then expires shall be elected to hold office for a three-year term. In the event of any increase in the number of directors of the corporation, the additional directors shall be similarly classified in such a manner that each class of directors shall be as equal in number as possible. In the event of any decrease in the number of directors of the corporation, such decrease shall be effected in such a manner that each class of directors shall be equal in number as possible.

         SIXTH: Notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise two-thirds (2/3) or any other proportion of the voting power of the corporation or of any class or classes thereof, such action, unless expressly otherwise provided by statute, may be taken by the vote, consent, waiver or release of the holders of the shares entitled them to exercise not less than a majority of the voting power of the corporation or of such class or classes; provided, however, that unless two-thirds (2/3) of the whole authorized number of directors of the corporation shall recommend the approval of any of


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the following matters, the affirmative vote of the holders of shares entitling them to exercise not less than eighty percent (80%) of the voting power of the corporation entitled to vote thereon shall be required to adopt:

                  (1) a proposed amendment to the articles of the corporation;

                  (2) proposed new regulations, or an alteration, amendment or repeal of the regulations of the corporation;

                  (3) an agreement of merger or consolidation providing for the merger or consolidation of the corporation with or into one or more other corporations;

                  (4) a proposed combination or majority share acquisition involving the issuance of shares of shares of the corporation and requiring shareholder approval;

                  (5) a proposal to sell, lease, or exchange all or substantially all of the property and assets of the corporation;

                  (6) a proposed dissolution of the corporation; or

                  (7) a proposal to fix or create the number of directors by action of the shareholders of the corporation.

         The written objection of a director to any such matter submitted to the president or secretary of the corporation not less than three days before the meeting of shareholders at which any such matter is to be considered shall be deemed to be an affirmative vote by such director against such matter.

         SEVENTH: No holder of shares of any class of the corporation shall have, as a matter of right, the preemptive right to purchase or subscribe for shares of any class of the corporation now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such shares.

         EIGHTH: The directors of the corporation shall have the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer, or otherwise deal with (a) shares of any class or series issued by it;
(b) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the articles of the corporation; and (c) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the articles of the corporation. The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation. The authority granted in this Article EIGHTH of these articles shall not limit the plenary authority of the directors to


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purchase, hold, sell, transfer, or otherwise deal with shares of any class or series, securities, or other obligations issued by the corporation or authorized by its articles.

         NINTH: A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as vendor, purchaser, employee, agent or otherwise. No contract or transaction shall be void or voidable with respect to the corporation for the reason that it is between the corporation and one or more of its directors or officers, or between the corporation and any other person in which one or more of its directors or officers are directors, trustees, or officers, or have a financial or personal interest, or for the reason that one or more interested directors or officers participated in or voted at the meeting of the directors or a committee thereof which authorized such contract or transaction if in any such case (a) the material facts as to the relationship or interest of such director, officer, or other person and as to the contract or transaction are disclosed or are known to the directors or the committee or such members thereof as shall be present at any meeting at which action upon any such contract or transaction shall be taken and the directors or committee, in good faith reasonably justified by such facts, authorized the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or (b) the material facts as to the relationship or interest of such director, officer, or other person and as to the contract or transaction are disclosed or known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation held by person not interested in the contract or transaction; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized or approved by the directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at any meeting of the directors, or of a committee thereof, which authorizes the contract or transaction.

         TENTH: (A) In addition to any affirmative vote required by any provision of the Ohio Revised Code or by any other provision hereof, the affirmative vote or consent of the holders of the greater of (a) four-fifths (4/5) of the outstanding common shares or the corporation entitled to vote thereon or (b) that fraction of such outstanding common shares having as the numerator a number equal to the sum (i) the number of outstanding common shares Beneficially Owned by Controlling persons (as hereinafter defined) plus (ii) two-thirds (2/3) of the remaining number of outstanding common shares, and as the denominator a number equal to the total number of outstanding commons hares entitled to vote, shall be required for the adoption or authorization of a Business Combination (as hereinafter defined) unless:

                  (1) The Business Combination will result in an involuntary sale, redemption, cancellation or other termination of ownership of all common shares of the corporation owned by shareholders who do not vote in favor of, or consent in writing to, the Business Combination and the cash or fair value of other readily marketable consideration to be received by such shareholders for such shares shall at least be equal to the Minimum Price Per Share (as hereinafter defined); and


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                  (2) A proxy statement responsive to the requirements of the
         Securities Exchange Act of 1934 shall be mailed to the shareholders of the corporation for the purpose of soliciting shareholder approval of the proposed Business Combination.

         (B) For purposes of this Article TENTH, the following definitions shall apply:

                  (1) "Affiliate" shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.

                  (2) "Associate" shall mean (i) any corporation or organization of which a Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which a Person has a ten percent (10%) or greater individual interest of any nature or as to which a Person serves as trustee or in a similar fiduciary capacity, (iii) any spouse of a Person, and (iv) any relative of a Person, or any relative of a spouse of a Person, who has the same residence of such Person or spouse.

                  (3) "Beneficial Ownership" shall include without limitation
         (i) all shares directly or indirectly owned by a Person, by an Affiliate or such Person or by an Associate of such Person or such Affiliate, (ii) all shares which such Person, Affiliate or Associate has the right to acquire through the exercise of any option, warrant or right (whether or not currently exercisable), through the conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement; and (iii) all shares as to which such Person, Affiliate or Associate directly or indirectly through any contract, arrangement, understanding, relationship or otherwise (including without limitation any written or unwritten agreement to act in concert) has or shares voting power (which includes the power to vote or to direct the voting of such shares) or investment power (which includes the power to dispose or direct the disposition of such shares) or both.

                  (4) "Business Combination" shall mean (i) any merger or consolidation of the corporation with or into a Controlling Person or an Affiliate of a Controlling Person or an Associate of such Controlling Person or Affiliate, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device of all or any Substantial Part of the assets of the corporation, including without limitation any voting securities of a Subsidiary, or of the assets of a Subsidiary, to a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person of Affiliate, (iii) any merger into the corporation, or into a Subsidiary, of a Controlling Person or an Affiliate of a Controlling Person or an Associate of such Controlling Person or Affiliate, (iv) any


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         sale, lease, exchange, transfer or other disposition to the corporation or a Subsidiary of all or any part of the assets of a Controlling
         Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate but not including any disposition of assets which, if included with all other dispositions consummated during the same fiscal year of the corporation by the same Controlling Person, Affiliates thereof and Associates of such Controlling Person or Affiliates, would not result in dispositions during such year by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of one percent (1%) of the total consolidated assets of the corporation (as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition); provided, however, that in no event shall any disposition of assets be excepted from shareholder approval by reason of the preceding exclusion if such disposition when included with all other dispositions consummated during the same and immediately preceding four (4) fiscal years of the corporation by the same Controlling Person, Affiliate thereof and Associates of such Controlling Person or Affiliates, would result in disposition by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of two percent (2%) of the total consolidated assets of the corporation (as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition), (v) any reclassification of the common shares of the corporation, or any recapitalization involving common shares of the corporation, consummated within five (5) years after a Controlling Person becomes a Controlling Person, and (vi) any agreement, contract or other arrangement providing for any of the transactions described in the definition of Business combination.

                  (5) "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  (6) "Controlling Person" shall mean any Person who Beneficially Owns shares of the corporation entitling that Person to exercise twenty percent (20%) or more of the voting power of the corporation entitled to vote in the election of directors.

                  (7) "Minimum Price Per Share" shall mean the sum of (a) the higher of (i) the highest gross per share price paid or agreed to be paid to acquire any common shares of the corporation Beneficially Owned by a Controlling Person, provided such payment or agreement to make payment was made within five (5) years immediately prior to the record date set to determine the shareholders entitled to vote or consent to the Business Combination in question, or (ii) the highest per share closing public market price for such common shares during such five (5) year period, plus (b) the aggregate amount, if any, by which five percent (5%) for each year, beginning on the date on which such Controlling Person became a Controlling Person, of such higher per share price exceeds the aggregate amount


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         of all common share dividends per share pain in cash since the date on which such Person became a Controlling Person. The calculation of the Minimum Price Per Share shall require appropriate adjustments for capital changes, including without limitation stock splits, stock dividends and reverse stock splits.

                  (8) "Person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, a government or political subdivision thereof, and nay other entity.

                  (9) "Securities Exchange Act of 1934" shall mean the Securities Exchange Act of 1934, as amended from time to time as well as any successor or replacement statute.

                  (10) "Subsidiary" shall mean any corporation more than twenty-five (25%) of whose outstanding securities entitled to vote for the election of directors are Beneficially Owned by the corporation and/or one or more Subsidiaries.

                  (11) "Substantial Part" shall mean more than ten percent (10%) of the total assets of the corporation in question, as shown on its certified balance sheet as of the end of the most recent fiscal year ending prior to the time the determination is being made.

                  (C) During any period in which there are one or more Controlling Persons, this Article TENTH shall not be altered, changed or repealed unless the amendment effecting such alteration, change or repeal shall have received, in addition to any affirmative vote required by any provision of the Ohio revised Code or by any other provision hereof, the affirmative vote or consent of the holders of the grater of (a) four-fifths (4/5) of the outstanding common shares of the corporation entitled to vote thereon or (b) that fraction of such outstanding common shares having as the numerator a number equal to the sum of (i) the number of outstanding common shares Beneficially Owned by Controlling Persons plus (ii) two-thirds (2/3) of the remaining number of outstanding common shares, and as the denominator a number equal to the total number of outstanding common shares entitled to vote.

         ELEVENTH: These Amended Articles take the place of and supersede the existing Articles of Incorporation of Rurban Financial Corp.

         TWELFTH: Shareholders shall have no right to vote cumulatively in the election of directors.


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